EXHIBIT 1


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        MASS MEGAWATTS WIND POWER, INC.

                        Effective as of January 27, 2003



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                        MASS MEGAWATTS WIND POWER, INC.

                                Table of Contents

ARTICLE I

  Stockholders

     1.   Annual Meetings.
     2.   Special Meetings.
     3.   Notice of Meetings.
     4.   Quorum.
     5.   Adjournments.
     6.   Voting and Proxies.
     7.   Action at Meeting.
     8.   Action without Meeting.

ARTICLE II

  Directors

     1.   Powers.
     2.   Election and Qualification.
     3.   Vacancies.
     4.   Enlargement of the Board.
     5.   Tenure and Resignation.
     6.   Removal.
     7.   Meetings.
     8.   Notice of Meetings.
     9.   Quorum.
     10.  Action at Meeting.
     11.  Action by Consent.
     12.  Committees.

ARTICLE III

  Officers

     1.   Enumeration.
     2.   Election.
     3.   Qualification.
     4.   Tenure and Resignation.
     5.   Removal.
     6.   Vacancies.
     7.   Chairman of the Board.
     8.   President, Vice President and Vice Presidents.


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     9.   Treasurer and Assistant Treasurers.
     10. Clerk and Assistant Clerks.
     11.  Secretary.
     12. Other Powers and Duties.

ARTICLE IV

  Capital Stock

     1.   Certificates of Stock.
     2.   Transfers.
     3.   Record Holders.
     4.   Fractional Shares.
     5.   Equitable Interests.
     6.   Record Date.
     7.   Replacement of Certificates.
     8.   Issuance of Stock.

ARTICLE V

  Miscellaneous Provisions

     1.   Fiscal Year.
     2.   Seal.
     3.   Execution of Instruments.
     4.   Voting of Securities.
     5.   Resident Agent.
     6.   Corporate Records.
     7.   Evidence of Authority.
     8.   Articles of Organization.
     9.   Amendments.


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                                    BY-LAWS

                                       OF

                        MASS MEGAWATTS WIND POWER, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

     1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on the second Tuesday in March (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the corporation in Massachusetts at 10:00 a.m., unless a different hour or place within Massachusetts or, if permitted by the Articles or Organization, elsewhere in the United States is fixed by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held with all the force and effect of an annual meeting.

     2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity, or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one tenth part in interest of the capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, hour and purposes of the meeting. If the Corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of stockholders may be called by the President or by the Board of Directors, and upon written application of one or more stockholders who hold at least forty percent of the capital stock entitled to vote at a meeting, shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by another officer of the Corporation.

     3. NOTICE OF MEETINGS. A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by-law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage, prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

     4. QUORUM. Unless the Articles of Organization otherwise provide, the holders of a majority of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.


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     5.     ADJOURNMENTS.  Any  meeting  of  the stockholders may  be  adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

     6. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation and proportionate vote for a fractional share so held by them, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     7. ACTION AT MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock present or represented and voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock. Nothing in the previous sentence shall be construed to limit the right of the corporation to vote shares of stock held by it in a fiduciary capacity.

     8. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II

                                    DIRECTORS

     1. POWERS. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2. ELECTION AND QUALIFICATION. A Board of Directors of such number, not less than three, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting. If, however, there shall be only two stockholders, the number of Directors shall not be less than two; and, whenever there shall be one stockholder, the number of Directors shall be not less than one.

     3. VACANCIES. Any vacancy in the Board of Directors may be filled by the stockholders, or in the absence of stockholder action, by the Board of Directors.


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     4.     ENLARGEMENT  OF  THE  BOARD.  The  number of members of the Board of
Directors may be increased and additional Directors elected at any meeting of the stockholders.

     5. TENURE AND RESIGNATION. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Assistant Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     6. REMOVAL. A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the entire number of Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     7. MEETINGS. Regular meetings of the Board of Directors may be held without call or notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, the President, Treasurer or two or more Directors (or by one Director in the event that there is only a single Director in office), designating the time, date and place thereof.

     8. NOTICE OF MEETINGS. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram, telex, facsimile, email or other electronic communication sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. However, notice shall be given at least seven days prior to a meeting in which an amendment of the By-laws is proposed. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting, except for proposals to amend By-laws.

     9. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, provided, however, that absent Directors are given reasonable notification, either orally or in writing, of the time, date and place to which said adjournment is made.

     10. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by the law, by the Articles of Organization or by these By-laws.

     11. ACTION BY CONSENT. Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all of the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.


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     12.     COMMITTEES.  The Board of Directors, by a vote of a majority of the
Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as in provided by the By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                  ARTICLE III

                                    OFFICERS

     1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including, but not limited to a Chairman of the Board, Vice Chairmen of the Board, Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.

     2. ELECTION. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     3. QUALIFICATION. No officer need be a stockholder or Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     4. TENURE AND RESIGNATION. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified; and all other officers shall hold office until the next annual meeting of the Directors and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5. REMOVAL. The Board of Directors may remove any officer with or without cause by vote of a majority of the entire number of Directors then in office.

     6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     7. CHAIRMAN OF THE BOARD. If the Board of Directors appoints a Chairman of the Board, he shall, when present, preside at all meetings of the Board of Directors and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors.


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     8.     PRESIDENT,  VICE PRESIDENT AND VICE PRESIDENTS.  The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of stockholders and of the Board of Directors (except as provided in Section 7 of this Article III). The President shall perform such duties and have such powers additional to the foregoing as the Board may designate.

          In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the Vice President designated for the purpose by the Board of Directors. Any Vice President shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

          Any Assistant Vice President shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     9. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept full and accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Board of Directors may otherwise provide, and shall promptly render to the President and to the Board of Directors such statements of his transactions and accounts as the President and the Board of Directors respectively may from time to time require.

          Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     10. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

          Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office or at the office of the Resident Agent, if any, of the Corporation, the stock and transfer records of the corporation, in which are contained the names of all stockholders, the record addresses, and the amount of stock held by each.

          Any Assistant Clerk shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     11. SECRETARY. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk or any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

     12. OTHER POWERS AND DUTIES. Subject to these By-laws, each officer of the corporation shall have, in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.


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                                   ARTICLE IV

                                  CAPITAL STOCK

     1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates in such form as the Board of Directors may from time to time prescribe, stating the number of shares and the class thereof held by him, and the designation of the series thereof, if any. Such certificate or certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate or certificates shall have ceased to be such officer before such certificate or certificates are issued, they may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of their issue.

          Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws, or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     2. TRANSFERS. Subject to the restrictions, if any, noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

     3. RECORD HOLDERS. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

          It shall be the duty of each stockholder to notify the corporation of his post office address.

     4. FRACTIONAL SHARES. Fractional shares of stock of any class may be issued. Fractional shares shall entitle the holder thereof to the voting and dividend rights and the right to participate in assets upon liquidation, and shall have and be subject to the preferences, qualifications, restrictions and special and relative rights of the class of stock or series in which issued. In lieu of fractional shares, the corporation may issue scrip in registered or bearer form entitling the holder thereof to receive a certificate for a full share upon the surrender of scrip aggregating a full share. Any scrip issued by the corporation may be issued upon such terms and conditions and in such manner as the Directors shall fix.

     5. EQUITABLE INTERESTS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.


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     6.     RECORD  DATE.  The  Board  of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

          If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

     7. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

     8. ISSUANCE OF STOCK. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Directors may determine. If such stock has a par value, it shall not be issued for cash, property, services or expenses worth less than the par value.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

     1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall be twelve months ending on December 31.

     2. SEAL. The seal of the corporation shall, subject to alteration by the Board of Directors, consist of a circular die bearing the word "Massachusetts", the name of the corporation, and the year of its organization cut or engraved thereon.

     3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation, authorized to be executed by an officer of the corporation in its behalf, shall be signed by the President or the Treasurer, except as the Board of Directors may generally or in particular cases otherwise determine.

     4. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this corporation at, or appoint another person or persons to act as proxy or attorney-in-fact for this corporation with or without discretionary power and/or power of substitution at, any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.


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     5.     RESIDENT AGENT.  The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts or a corporation, organized under the laws of any other state of the United States, which has qualified to do business in and has an office in Massachusetts.

     6. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk, General Counsel or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as stockholder, relative to the affairs of the corporation.

     7. EVIDENCE OF AUTHORITY. A certificate by the Clerk, Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Board of Directors, Executive Committee, or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

     8. ARTICLES OF ORGANIZATION. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

     9. AMENDMENTS. These By-laws may be amended or repealed by a vote of the holders of at least a majority of the stock of the corporation at the time outstanding and entitled to vote at any annual or special meeting.


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